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                                                                   EXHIBIT 10.21

[HSBC LOGO]

          Corporate & Institutional Banking - International Division L9

Ref: CONFIDENTIAL

NDP Fabrics Ltd
1/F Novel Industrial Building
850-870 Lai Chi Kok Road
Cheung Sha Wan
Kowloon

                                                                 29 October 2002

Attention: Mr Peter Leung / Mr Vincent Chan

Dear Sirs

BANKING FACILITIES
A/C No 534-320429

With reference to our recent discussions, we are pleased to confirm our agreement to the following concessionary rates applicable to your facility: -

COMBINED IMPORT/EXPORT FACILITIES

Interest on your HKD Dollar Import Loans and Foreign Currency Import Loans and Export financed bills will be charged on a daily basis at 0.75% per annum BELOW Trade Finance Rates (previous best lending rate and Trade Finance Rates respectively), subject to fluctuation at our discretion and payable monthly in arrears to the debit of your current account.

Apart from the forgoing, all other facilities, security, terms and conditions as stated in our previous letters remain unchanged. Notwithstanding the above, these facilities are subject to review at any time, in any event by 31 March 2003, and also subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

ACCEPTANCE

Please arrange for the authorised signatories of YOUR COMPANY, in accordance with the terms of the mandates given to the Bank, to sign and return to us before 19 November 2002 the duplicate copy of this letter to signify your understanding and acceptance of the terms and conditions under which these facilities are granted.

We are pleased to be of continued assistance.

Yours faithfully

                                        ACCEPTED BY

                                        For and on behalf of
                                        NDP FABRICS LIMITED

/s/ Roddy K. W. Lau                     [ILLEGIBLE]
-----------------------------           ----------------------------------------
Roddy K. W. Lau                                Authorised Signature(s)
Global Relationship Manager
Encl

THE HONGKONG AND SHANGHAL BANKING CORPORATION LIMITED
Hong Kong Main Office: 1 Queen's Road Central, Hong Kong
Tel:2822 1111  Fax:
Telex: 73205 HSBCHX Telegrams: Hongbank Hongkong                 Page_______/___